UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Boston Properties, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “2012 Annual Meeting”) on May 15, 2012. At the 2012 Annual Meeting, the stockholders of the Company approved the Boston Properties, Inc. 2012 Stock Option and Incentive Plan (the “2012 Plan”). The 2012 Plan replaces the Second Amendment and Restatement of the Company’s 1997 Stock Option and Incentive Plan (the “1997 Stock Plan”). The 2012 Plan provides flexibility to the Company’s Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce.

The material features of the 2012 Plan are:

•

The maximum number of shares of common stock reserved and available for issuance under the 2012 Plan is the sum of (i) 13,000,000 newly authorized shares, plus (ii) the number of shares available for grant under the 1997 Stock Plan immediately prior to the effective date of the 2012 Plan, plus (iii) any shares underlying grants under the 1997 Stock Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future;

•

“Full-value” awards (i.e., awards other than stock options) are multiplied by a 2.32 conversion ratio to calculate the number of shares available under the 2012 Plan that are used for each full-value award, as opposed to a 1.0 conversion ratio for each stock option awarded under the 2012 Plan;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2012 Plan;

•

The award of stock options (both incentive and non-qualified options), restricted stock, performance shares, deferred stock, other stock-based awards, cash-based awards and dividend equivalent rights is permitted;

•	Minimum vesting periods for grants of restricted stock, deferred stock awards and other stock-based awards are required;

•	Any material amendment (other than an amendment that curtails the scope of the 2012 Plan) is subject to approval by the Company’s stockholders;

•	Stock options may not be repriced without stockholder approval; and

•	The term of the 2012 Plan is for ten years from the date of stockholder approval.

A description of the 2012 Plan can be found in the Company’s definitive proxy statement on Schedule 14A for the 2012 Annual Meeting that was filed with the Securities and Exchange Commission on March 30, 2012 (the “Proxy Statement”) in the section entitled “Proposal 3: Approval of the Boston Properties, Inc. 2012 Stock Option and Incentive Plan,” which is incorporated herein by reference. This description is qualified in its entirety by reference to the 2012 Plan attached as Annex A to the Proxy Statement and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting, the stockholders of the Company were asked to (1) elect Lawrence S. Bacow, Zoë Baird Budinger, Douglas T. Linde, Matthew J. Lustig, Alan J. Patricof, Martin Turchin and

David A. Twardock to the Company’s Board of Directors, (2) cast an advisory vote on named executive officer compensation, as described in the Proxy Statement, (3) approve the 2012 Plan and (4) ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The stockholders elected all seven director nominees, approved the advisory resolution on the compensation of the Company’s named executive officers, approved the 2012 Plan and ratified the appointment of PWC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The following is a statement of the number of votes cast for or against each matter or director nominee. In addition, the following also sets forth the number of abstentions and broker non-votes with respect to each matter or director nominee, as applicable.

	For	Against	Abstain	Broker Non-Votes
Election of Directors:
Lawrence S. Bacow	127,323,736	2,892,135	8,664	3,677,622
Zoë Baird Budinger	121,609,739	8,606,587	8,209	3,677,622
Douglas T. Linde	126,847,686	3,366,355	10,494	3,677,622
Matthew J. Lustig	127,770,163	2,443,575	10,797	3,677,622
Alan J. Patricof	126,607,819	3,606,041	10,675	3,677,622
Martin Turchin	126,761,217	3,453,132	10,186	3,677,622
David A. Twardock	127,327,256	2,886,810	10,469	3,677,622

	For	Against	Abstain	Broker Non-Votes
Non-binding, advisory vote on named executive officer compensation	123,071,451	3,957,699	3,195,385	3,677,622

	For	Against	Abstain	Broker Non-Votes
Proposal to approve the 2012 Plan	103,018,970	27,100,859	104,706	3,677,622

	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of PWC	132,260,808	1,621,748	19,601	N/A

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Boston Properties, Inc. 2012 Stock Option and Incentive Plan. (Incorporated by reference to Exhibit A to Boston Properties, Inc.’s Proxy Statement on Schedule 14A filed on March 30, 2012.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: May 16, 2012	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial
Officer & Treasurer